UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

TEXAS SWEET CRUDE OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53282	98-0460379
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

3280 Suntree Blvd, Suite 105
Melbourne FL	32940
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)        (828) 702-7687

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTOR; DEPARTURE OF DIRECTOR

(c)  On January 5, 2011, by a majority of the shareholders of the Company, appointed the following Director to the Company effective as of this date. Vinetta Makkreel, age 54, is hereby appointed Director of the Company. Vinetta has owned and held major shareholder status of various businesses such as a Water Bottling Company, and Electronic Manufacturing Company. Over the past several years Vinetta has worked in the Energy business as a major shareholder in a Private Oil & Gas Company based in Canada. Vinetta has also served as Vice President & Director of a European Public Company in the Oil & Gas business in operating in the United States. Vinetta has served on the Board of Saint Joseph Hospital Foundations in Canada and other Foundations in the USA. Vinetta has travel extensively in Europe and Africa, China and South America looking at other business opportunities and recently accompanied the Company on a trip to China looking at additional Energy related business opportunities. Vinetta has a Master’s in Education from Framingham State College in Mass., 1994 and BA from University of Toronto 1994. Vinetta has certain related party interest the property acquisitions the Company has made and funding the Company has received, but we view this as an asset to her contribution to the company not a conflict of interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Texas Sweet Crude Oil Corporation

Date: January 5, 2011

By: /s/ Wayne Doss

Wayne Doss

President, CEO, and Director

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